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                                SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT


This Second Amendment to Stock Purchase Agreement, dated and effective as of May 4, 1998 ("Second Amendment"), is made and entered into by and between Hughes Electronics Corporation, a Delaware corporation ("Hughes") for itself and as assignee of Hughes Aircraft Company, a Delaware corporation ("HAC"), and Whittaker Corporation, a Delaware corporation ("Whittaker"), with reference to the following facts:

A. HAC and Whittaker entered into a Stock Purchase Agreement dated March 23, 1995 (the "Stock Purchase Agreement"), as amended April 24, 1995 (the "First Amendment," collectively with the Stock Purchase Agreement, the "Agreement"), by which Whittaker purchased from HAC all of the outstanding capital stock of Hughes LAN Systems, Inc., a California corporation (now known as Whittaker Communications, Inc. ("WCI")).

B. As partial consideration for the purchase of WCI, Whittaker agreed to (i) deliver the Note (as defined in the Stock Purchase Agreement), and (ii) make Contingent Payments (as defined in the Stock Purchase Agreement) to HAC. By the First Amendment, (x) HAC, among other things, assigned all of its right, title and interest in the Note and the Contingent Payments to its sole stockholder, Hughes; (y) Whittaker agreed to such assignment and to issue the Note to Hughes and further agreed that all references to HAC in Exhibit 1.3(c) and Section 4.4 of the Stock Purchase Agreement shall refer to Hughes; and (z) Hughes accepted and affirmed the representations of HAC in Section 3.23 of the Stock Purchase Agreement.

C. Upon the closing of the sale by HAC on April 24, 1995, Whittaker and Hughes entered into the Registration Agreement, Whittaker issued the Note to Hughes and all references to "HAC" in Exhibit 1.3(c) and Section 4.4 of the Agreement were amended to mean "Hughes".

D. Under the terms of its Amended and Restated Credit Agreement, dated as of April 10, 1996 and as amended to date, among Whittaker, NationsBank of Texas, N.A., as agent and lender, and the financial institutions party thereto, Whittaker has been restricted from paying to Hughes the Contingent Payments that have accrued since April 28, 1996. As of the date of this Agreement, the aggregate amount of Contingent Payments, plus interest thereon, which are accrued and unpaid, as mutually agreed by the parties, is $1,432,565 (the "Unpaid Contingent Payment").

E.    Whittaker has asserted various claims against HAC for, among other things,
      (i) an adjustment in the Cash Payment under Section 1.6 of the Agreement due to an alleged reduction in Working Capital below the Base Amount, and
      (ii) various alleged breaches of representations and warranties, general claims of misrepresentation or other claims for indemnification under
      Article XII of the Agreement or otherwise under applicable law (all such claims which have been asserted by Whittaker, or which could have been


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      asserted by Whittaker, at or prior to the Effective Date are referred to herein as the "Outstanding Whittaker Claims").

F. Each of Hughes and HAC has contested the validity of the Outstanding Whittaker Claims and each has denied any liability or obligation to Whittaker with respect to any such Outstanding Whittaker Claims.

G. Hughes has claimed that, by virtue of certain transactions effected by Whittaker, the amounts specified in Section 2.2 of Exhibit 1.3 (c) to the Agreement (the "Mandatory Payment"), plus interest thereon, is owing to Hughes (the "Outstanding Hughes Claims").

H. Whittaker has contested the validity of the Outstanding Hughes Claims and has denied any liability or obligation to Hughes with respect to such Outstanding Hughes Claims.

I. Each of Hughes and Whittaker now seeks to modify and amend the Agreement and the Note and to release each other from all claims, whether known or unknown, arising from or in connection with the Agreement and the sale of WCI by HAC, except as otherwise provided in this Second Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.    Definitions.

      "Effective Date" shall mean the date of this Second Amendment.

      "Whittaker Common Stock" shall mean the common stock, $.01 par value, of Whittaker.

      Except as otherwise expressly defined herein, all capitalized terms used in this Second Amendment shall have the same meaning as defined in the Agreement.

2.    Representations and Warranties

      2.1     Representations of Hughes

              Hughes represents and warrants to Whittaker as follows:

              (a) This Second Amendment and the agreements executed in connection herewith, and the transactions contemplated hereby and thereby, have been duly authorized by the Executive Committee of Hughes, and this Second Amendment and such related agreements are valid and binding obligations of Hughes, enforceable against Hughes in accordance with the terms hereof and thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.


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              (b)   Under the Master Separation Agreement dated as of December
                    16, 1997 by and among General Motors Corporation ("GM"), HE Holdings, Inc., formerly named "Hughes Aircraft Company" ("HAC"), Delco Electronics Corporation and Hughes Electronics Corporation, a Delaware corporation formerly named Hughes Network Systems, Inc., and the related Assignment, Capital Contribution and Assumption Agreement between HAC and Hughes dated as of December 16, 1997, or otherwise in connection with the transactions referred to in such agreement, Hughes has been assigned, and has assumed, all rights and obligations of the entity formerly named "Hughes Electronics Corporation" and of the entity formerly named "Hughes Aircraft Company" under the Agreement, the Note and the Registration Agreement, including any rights or obligations released by this Second Amendment. Without limiting the generality of the foregoing, Hughes is the sole owner of the Outstanding Hughes Claims and has not assigned or otherwise transferred any of such Outstanding Hughes Claims. Hughes has the legal right to execute this Second Amendment, as successor to, or assignee of, the entities formerly known as "Hughes Electronics Corporation" or "Hughes Aircraft Company."

              (c)   If the Shares are issued to Hughes in accordance with
                    Section 3(a) of this Second Amendment, Hughes will acquire such Shares for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such Shares or any part thereof or participation therein except pursuant to the Registration Statement provided for in Section 3(b).

      2.2     Representations of Whittaker

              Whittaker represents and warrants to Hughes as follows:

              (a) This Second Amendment and the agreements executed in connection herewith, and the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Whittaker, and this Second Amendment and such related agreements are valid and binding obligations of Whittaker, enforceable against Whittaker in accordance with the terms hereof and thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.

              (b) Whittaker is the sole owner of the Outstanding Whittaker Claims and has not assigned or otherwise transferred any of such Outstanding Whittaker Claims.

              (c) The Note, as amended by Allonge No.1 thereto ("Amended Note"), is duly authorized and validly issued and the requisite number of shares of


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                    Whittaker Common Stock have been reserved for issuance upon conversion of the Amended Note, and upon conversion of all or part of the Amended Note into Whittaker Common Stock in accordance with the Amended Note, or upon issuance of the Warrants in accordance with the Amended Note, if such conversion or issuance occurs, the shares of Whittaker Common Stock, or Warrants therefor, as applicable, issued to Hughes will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive or other rights.

              (d) If the Shares are issued pursuant to Section 3(a) of this Second Amendment, they will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive or other similar rights.

         2.3      Indemnification. The representations and warranties in this
                  Section 2 shall be considered representations or warranties of the parties under the Agreement, for purposes of Article XII of the Agreement.

3.    Contingent Payment.

      (a) Upon execution and delivery of this Second Amendment, the Unpaid Contingent Payment shall be paid to Hughes by Whittaker at Whittaker's option (i) in cash equal to the Unpaid Contingent Payment or (ii) as described in the following sentence, in shares of Whittaker Common Stock with a value equal to 111.11 % of the dollar amount of the Unpaid Contingent Payment. If Whittaker elects to pay the Unpaid Contingent Payment in shares, the number of shares of Whittaker Common Stock which shall be issued to Hughes shall be equal to 111.11% of the dollar amount of the Unpaid Contingent Payment divided by $14.76 (such shares, if issued, are referred to herein as the "Shares").

      (b) If Whittaker elects to pay the Unpaid Contingent Payment in Shares, Whittaker will (i) deliver to Hughes within 15 business days of the Effective Date, a certificate for the Shares and (ii) prepare and file with the SEC, within 30 days after the Effective Date, a registration statement on Form S-3 covering all the Shares issued to Hughes (the "Registration Statement"). The Shares shall be considered "Registrable Securities" for purposes of the Registration Agreement and the Registration Statement shall be considered a "Demand Registration" under the Registration Agreement; provided, however, that Hughes shall continue to be entitled to deliver one additional Demand Notice (as defined in the Registration Agreement) with respect to any other Registrable Securities (in additional to the Shares) which it may hereafter acquire. The parties also agree that any shares of Whittaker Common Stock or other security which may be issued upon exercise of the Warrants (if issued pursuant to the Note) shall be considered "Registrable Securities" under the Registration Agreement.

      (c) From and after the Effective Date, no further Contingent Payments, Mandatory Payments, or any other amounts otherwise required to be paid under Exhibit 1.3(c) of the Agreement shall be payable by Whittaker, and Exhibit 1.3(c) to the Agreement shall be void and of no further effect.


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4.    Amendments to Agreement.

      (a) From and after the Effective Date, Sections 1.3, 8.9 and 12.8 of the Agreement shall be deleted and shall be void and of no further effect.

      (b) Whittaker acknowledges and consents to the transactions referred to in Section 2.1 (b) of this Second Amendment. All references to Hughes in the Agreement or any Related Document shall mean Hughes Electronics Corporation, the party to this Second Amendment.

      (c) Sections 12.1(a) and (b) of the Agreement are amended to read as follows:

            "(a) any third party claim which arises out of or relates to any inaccuracy or misrepresentation in or breach of any representation or warranty of Hughes in the Second Amendment or in Sections 3.2, 3.4, 3.6, 3.7 (b), (c), (d) or (e), the
                  first sentence of Section 3.8(a) or Sections 3.12(b), 3.16 or
                  3.23 of the Agreement.

            (b) the breach or failure by Hughes to perform after the Effective Date any of its covenants or agreements under the Agreement, as amended, or any of the Related Documents;"

      (d) Sections 12.2(a) and (b) of the Agreement are amended to read as follows:

            "(a) any third party claim which arises out of or relates to any inaccuracy or misrepresentation in or breach of any representation or warranty of Whittaker in the Agreement, as amended;

            (b) the breach or failure by Whittaker to perform after the Effective Date any of its covenants or agreements under the Agreement, as amended, or any of the Related Documents;"

      (e) Section 13.2 of the Agreement is amended to provide that the respective addresses for notices under the Agreement shall be as follows:


      If to Hughes:         Hughes Electronics Corporation
                            200 N. Sepulveda
                            Bldg. 001, MS A126
                            El Segundo, CA 90245
                            Attention: P. T. Doyle,
                            Vice President - Corporate Development
                            Fax No. (310) 640-0433


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      If to Whittaker:      Whittaker Corporation
                            1995 N. Surveyor Avenue
                            Simi Valley, CA 93063
                            Attention: J. K. Otto, Vice President
                            CFO & Treasurer
                            Fax No. (805) 584-4148


5. Amendment to Note. From and after the Effective Date, the Note shall be amended as set forth in the Allonge No. 1 attached hereto as Exhibit 1 and incorporated herein by this reference.

6.    Mutual Release.

      (a) Hughes and its successors and assigns, hereby release (on behalf of itself, HE, GM and HAC), acquit and forever discharge Whittaker and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents from any and all manner of actions or causes of action (in law or in equity), debts, liens, contracts, agreements, promises, liabilities, obligations, claims (including without limitation, the Outstanding Hughes Claims), rights, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which they now have or may hereafter have against Whittaker and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives, and agents by reason of any matter, event, action, cause, or thing arising out of, based upon or relating in any way to the Agreement or the transactions contemplated therein which arose or have arisen prior to the Effective Date; provided, however that the foregoing release shall not apply to (i) this Second Amendment; or (ii) the Note, as amended hereby, or (iii) the Registration Agreement; or (iv) claims for indemnification pursuant to Article XII of the Agreement, as amended by this Second Amendment, that are based on third party claims against Hughes that are unknown to Hughes as of the Effective Date.

      (b) Whittaker and its successors and assigns, hereby release, acquit and forever discharge Hughes (including for these purposes, HAC, GM and HE), and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives, and agents from any and all manner of action or causes of action (in law or equity), debts, liens, contracts, agreements, promises, liabilities, obligations, claims (including, without limitation, the Outstanding Whittaker Claims), rights, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which it now has or may hereafter have against Hughes and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents by reason of any matter, event,


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            action, cause or thing arising out of, based upon or relating to the
            Agreement or the transactions contemplated therein which arose or have arisen prior to the Effective Date; provided, however, that the foregoing release shall not apply to (i) this Second Amendment, or
            (ii) the Note, as amended hereby, or (iii) the Registration Agreement, or (iv) claims for indemnification pursuant to Article
            XII of the Agreement, as amended by this Second Amendment, that are based on third party claims against Whittaker that are unknown to Whittaker as of the Effective Date.

      (c) It is hereby expressly understood that Section 1542 of the California Civil Code ("Section 1542") provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Hughes, on one hand, and Whittaker, on the other hand, expressly waive and relinquish to the full extent that they may lawfully do so, all rights and benefits they have or may have under Section 1542 and/or the provisions of all comparable, equivalent or similar statutes and principles of common law of California. The parties to this Second Amendment further acknowledge and agree that this waiver is an essential and material term of this Second Amendment. In connection with said waiver and relinquishment regarding Civil Code Section 1542, Hughes, on one hand, and Whittaker, on the other hand, acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts of which they or their attorneys now are aware with respect to the subject matter of this Second Amendment. Hughes, on one hand, and Whittaker, on the other hand, and each of them acknowledge that they have been advised by an attorney at law as to the meaning and effect of, and understand, Section 1542.

      (d)   (i)  Hughes hereby agrees and covenants, and to the extent allowable under law agrees and covenants on behalf of its successors, assigns, affiliates and agents, not to commence, prosecute or aid in any way any action or other proceeding (whether legal, equitable or administrative) against Whittaker and/or its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents, based upon or relating in any way to the Agreement, which is the subject of the release by Hughes contained herein, either affirmatively or by way of cross-complaint, defense or counterclaim.

           (ii)  Whittaker hereby agrees and covenants, and to the extent allowable under law agrees and covenants on behalf of its successors, assigns, affiliates and agents, not to commence, prosecute or aid in any way any action or other proceeding (whether legal, equitable or administrative) against Hughes and/or its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents, based upon or relating in any way to the Agreement, which is the subject of the release by


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               Whittaker contained herein, either affirmatively or by way of cross-complaint, defense, or counterclaim.

     (e) The parties hereto have entered into this Second Amendment for the purpose of obtaining the complete and final settlement of the disputes between them and to avoid the burden, inconvenience and expense of litigation. Nothing in this Second Amendment shall be construed to constitute an admission of liability of any kind whatsoever by any party, or of any unlawful or actionable conduct. Nothing in this Second Amendment shall be construed to constitute an adjudication of the merits of any claim or any issue of fact or law between the parties hereto.

7. Effect of Second Amendment. Except as expressly amended hereby, the Agreement, the Note and the Registration Agreement are each ratified and confirmed and shall remain in effect in accordance with their respective terms. All references in the Agreement or any Related Document to the Agreement shall mean the Agreement as amended by this Second Amendment.


IN WITNESS WHEREOF, this Second Amendment to Stock Purchase Agreement has been duly executed by the duly authorized officers of Whittaker and Hughes as of the date first written above.


                                         WHITTAKER CORPORATION,
                                         a Delaware corporation

                                         By:

                                         Its:



                                         HUGHES ELECTRONICS CORPORATION,
                                         a Delaware corporation


                                         By:

                                         Its:


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